Exhibit 99.1

Arcimoto Announces Strategic Restructuring Plan

Arcimoto will focus on immediate revenue-driving programs such as FUV consumer sales, Deliverator fleet sales, and rentals in key markets, with an anticipated 32 percent reduction in payroll expense.

EUGENE, Ore., Sept. 29, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, ultra-efficient electric vehicles for moving people and stuff, today announced a strategic restructuring with the goal to focus operations on immediate revenue-driving programs such as FUV consumer sales, Deliverator fleet sales, and rentals in key markets. As a result, the Company anticipates a 32 percent reduction in payroll expenses, through a combination of temporary furloughs and permanent workforce reductions and is reducing operational expenses through budget realignment across the company. The plan is designed to support the company’s growth and profitability objectives and improve its operating margin.

“Today’s cost restructuring is a direct response to the macroeconomic environment conditions and supply chain issues we are facing, requiring us to be more disciplined and laser focused on the areas of our business that are most critical to achieving profitability,” said Interim CEO Jesse Fittipaldi. “Operating with greater efficiency and focusing on the parts of our business that are most critical to achieving profitability will allow us to deliver more vehicles to happy customers. We do not take these actions lightly; we love our Team, but these difficult steps are necessary in order to maximize our current resources, reduce operating expenses across the board, and generate increased value for our shareholders.”

Some long-term projects have been put on hold for the immediate future. This will allow the Company to focus on improvements to the FUV, Deliverator, and Flatbed, the core products that are driving consumer sales and rentals, as well as fleet sales, respectively.

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About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com